                                                                    Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 5 to Registration Statement No. 333-113727 of Critical Therapeutics, Inc. of our report dated March 17, 2004, except for Note 15 as to which the date is May 20, 2004, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP

Boston, Massachusetts
May 25, 2004